Exhibit 10.11

QEP RESOURCES, INC.

DEFERRED COMPENSATION WRAP PLAN

incorporating the:

Deferred Compensation Program

401(k) Supplemental Program

QEP RESOURCES, INC.

DEFERRED COMPENSATION WRAP PLAN

ARTICLE 1

INTRODUCTION

1.1 Purpose. QEP Resources, Inc. hereby establishes this QEP Resources, Inc. Deferred Compensation Wrap Plan (the “Plan” or “Wrap Plan”) in order to provide specified benefits to a select group of management and highly compensated employees and to allow such employees to defer the receipt of compensation. The Plan consists of a main Deferred Compensation Wrap Plan and two component Programs – the Deferred Compensation Program and the 401(k) Supplemental Program (each as described below). The Wrap Plan contains overriding participation, election, and administrative rules, and the component Programs contain specific rules regarding the benefits available thereunder. The Plan also provides for the payment of amounts previously deferred under the Questar Corporation Deferred Compensation Wrap Plan for certain participants.

1.2 Status of Plan. This Plan and its component Programs are intended to be an unfunded, nonqualified deferred compensation arrangement for the purpose of providing deferred compensation to “a select group of management or highly-compensated employees” within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Plan and its component Programs are also intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder. Finally, each of the component Programs is intended to qualify as a separate “plan, program, or arrangement” for purposes of 4 U.S.C. 114, thus making payments under the 401(k) Supplemental Program subject to state income tax solely of the state in which the recipient of the payment resides or is domiciled at the time payment is made. Notwithstanding any other provision herein, this Plan and its component Programs shall be interpreted, operated and administered in a manner consistent with these intentions.

1.3 Effect of Plan. The terms of this Plan and each of its component Programs shall govern all amounts deferred hereunder on or after the “Distribution” (as such term is defined in the Separation Agreement (as defined below)) (such date, the “Effective Date”); provided, however, in the event that the Separation Agreement is terminated or the Distribution otherwise does not occur for any reason, this Plan shall automatically, and without notice, terminate and shall be of no force or effect and no participants shall have any rights or interests hereunder.

ARTICLE 2

DEFINITIONS

For purposes of the Plan and each component Program established under the Plan, the following terms or phrases shall have the following indicated meanings, unless the context clearly requires otherwise:

2.1 “401(k) Supplemental Program” means the component benefit program of this Plan attached hereto as Exhibit B.

2.2 “Account” or “Account Balance” means, for each Participant, the account established for his or her benefit under each Program, which records the credit on the records of the Employer equal to the amounts set aside under the Program and the actual or deemed earnings, if any, credited to such account. The Account Balance, and each other specified account or sub-account, shall be a bookkeeping entry only and shall be used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan and its component Programs.

2.3 “Assumed Accounts” has the meaning set forth in Article 10.

2.4 “Affiliated Company” means any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Code Section 409A, or any entity otherwise designated as an Affiliated Company by the Company.

2.5 “Beneficiary” means that person or persons who become entitled to receive a distribution of benefits under the Plan and its component Programs in the event of the death of a Participant prior to the distribution of all benefits to which he or she is entitled.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Change in Control” shall be deemed to have occurred if: (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the Effective Date, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. In addition, if a Change in Control constitutes a payment event with respect to any payment under the Plan which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clauses (i), (ii), (iii) and (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” means the Compensation Committee of the Board.

2.10 “Common Stock” means the no par value common stock of the Company.

2.11 “Company” means QEP Resources, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

2.12 “Compensation” means:

(a) Deferred Compensation Program. For purposes of the Deferred Compensation Program, the total earnings paid by an Employer to an Employee and properly reportable on IRS Form W-2 for the applicable Plan Year (including payments under annual incentive compensation plans) and all amounts that are not included in such Employee’s gross income for federal income tax purposes solely on account of his or her election to have compensation reduced pursuant to the Plan, a qualified cash or deferred arrangement described in Section 401(k) of the Code, a cafeteria plan as defined in Section 125 of the Code, or a qualified transportation fringe benefit plan as defined in Section 132(f)(4) of the Code, but excluding payments under any long-term cash incentive plan and other forms of compensation (including, without limitation, the Employer’s cost for any public or private employee benefit plan, any income recognized by the employee as a result of exercising stock options, moving expenses, the value of restricted stock granted as signing or retention bonuses and any dividends paid on such shares, loan forgiveness, welfare benefits, and severance payments.

(b) 401(k) Supplemental Program. For purposes of the 401(k) Supplemental Program, the same meaning as in paragraph (a) above, but excluding any Deferral Contributions made to the Deferred Compensation Program.

2.13 “Compensation Limit” means the annual limit of compensation that may be taken into account for purposes of providing benefits under a tax-qualified retirement plan pursuant to Section 401(a)(17) of the Code, as adjusted from time to time.

2.14 “Deferral Contributions” means that portion of a Participant’s Compensation that is deferred by a Participant pursuant to the Programs.

2.15 “Deferred Compensation Program” means the component benefit program of this Plan attached hereto as Exhibit A.

2.16 “Deferred Compensation Sub-Account” means the sub-account described in Section 5.1 of the Deferred Compensation Program.

2.17 “Disability” means a condition that renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as described in Treas. Reg. Section 1.409A-3(i)(4)(i)(A). A Participant shall not be considered to be disabled unless the Participant furnishes proof of the existence of such disability in such form and manner as may be required by regulations promulgated under, or applicable to, Code Section 409A.

2.18 “Effective Date” shall have the meaning set forth in Section 1.3 hereof.

2.19 “Eligible Employee” means any Employee that meets the eligibility requirements of Section 3.1.

2.20 “Employee” means any individual that is among a select group of management or highly compensated employees (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of an Employer.

2.21 “Employer” means the Company and each Affiliated Company that consents to the adoption of the Plan.

2.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.23 “Fair Market Value” means the closing benchmark price of the Company’s Common Stock as reported on the composite tape of the New York Stock Exchange for any given valuation date, or if the Common Stock shall not have been traded on such date, the closing price on the next preceding day on which a sale occurred.

2.24 “Investment Plan” means the QEP Resources, Inc. Employee Investment Plan, as amended from time to time, or any successor plan.

2.25 “Matching Contributions” means Employer contribution amounts credited to Participants under the Deferred Compensation Program and 401(k) Supplemental Program in addition to (and made on account of) the Participants’ Deferral Contributions under such Programs.

2.26 “Matching Contribution Sub-Account” means the sub-account described in Section 5.1 of the Deferred Compensation Program.

2.27 “Participant” means any individual who has commenced participation in the Plan and any of its component Programs in accordance with Article 3.

2.28 “Participating Deferral Sub-Account” means the sub-account described in Section 5.1 of the Deferred Compensation Program.

2.29 “Plan” or “Wrap Plan” means this QEP Resources, Inc. Deferred Compensation Wrap Plan, as amended or restated from time to time.

2.30 “Plan Year” means the calendar year.

2.31 “Questar Common Stock Fund” means the investment option available under the Questar Plan that is deemed to invest in the common stock of Questar Corporation.

2.32 “Questar Plan” means the Questar Corporation Deferred Compensation Wrap Plan, including its predecessor plans as set forth therein.

2.33 “Program” means the Deferred Compensation Program and the 401(k) Supplemental Program, or either of them, as the context may require.

2.34 “Separation Agreement” means that certain Separation and Distribution Agreement, by and between Questar Corporation and the Company, dated as of June 14, 2010).

2.35 “Separation from Service” means a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h).

2.36 “Transferred Employee” means a “QEP Employee” (as defined in that certain Employee Matters Agreement, by and between Questar Corporation and the Company, dated as of June 14, 2010) who either had an account balance or was eligible to participate in the Questar Plan immediately prior to the Effective Date.

ARTICLE 3

ELIGIBILITY; PARTICIPATION

3.1 Eligibility. Eligibility to participate in the Plan shall be determined as follows:

(a) Any Employee shall become eligible to participate in this Plan on the earliest to occur of:

(i) the date the Employee first becomes an officer of an Employer, in which case the Employee shall be (A) immediately eligible to participate in the 401(k) Supplemental Program as of such date, and (B) eligible to participate in the Deferred Compensation Program beginning on the first day of the Plan Year next following such date.

(ii) the date the Employee first receives Compensation in any Plan Year in an amount equal to the Compensation Limit, in which case the Employee shall be (A) immediately eligible to participate in the 401(k) Supplemental Program as of such date, and (B) eligible to participate in the Deferred Compensation Program beginning on the first day of the Plan Year next following such date.

(iii) the date selected by the Committee for the Employee to be eligible to participate in the Plan, in which case the Employee shall be eligible to participate in all of the component Programs as of such date;

provided, that if an Employee does not satisfy clauses (i) or (ii) above, then such Employee must be nominated by his or her Employer and approved by the Committee in writing as eligible to participate in the Plan on such date as determined by the Committee in its sole and absolute discretion.

(b) Notwithstanding any other provision herein, each Transferred Employee shall automatically participate in the Plan as of the Effective Date.

3.2 Enrollment and Commencement of Deferrals. Except as provided below with regard to automatic enrollment in the 401(k) Supplemental Program, each Eligible Employee who wishes to participate in the Plan for a Plan Year must make an irrevocable election as to Deferral Contributions for the Plan Year by timely completing, executing, and returning to the Committee such election forms or other enrollment materials as the Committee requires as follows:

(a) in the case of an Eligible Employee who first becomes eligible to participate in the Plan as of the first day of a Plan Year, on or prior to December 31st of the prior Plan Year, or such other earlier date as the Committee establishes in its sole and absolute discretion; and

(b) in the case of an Eligible Employee who first becomes eligible to participate in the Plan after the first day of a Plan Year, within thirty (30) days after the date the Eligible Employee first becomes eligible to participate, or such other earlier date as the Committee establishes in its sole and absolute discretion.

If an Eligible Employee fails to timely complete, execute and return such election forms or other enrollment materials, the Eligible Employee shall be automatically enrolled in the 401(k) Supplemental Program in accordance with the deemed deferral elections set forth in Section 4.1(a)(ii), but shall not participate in the Deferred Compensation Program until the first day of the first Plan Year beginning after the date on which he or she timely completes, executes and returns such election forms or other enrollment materials to the Committee.

Notwithstanding any other provision herein and solely with respect to the 2010 Plan Year, each Transferred Employee shall automatically be deemed to have made a timely election in accordance with this Section 3.2 to defer the same percentage of Compensation with respect to Deferral Contributions for the 2010 Plan Year as the percentage of compensation that the Transferred Employee elected to defer with respect to deferral contributions for the 2010 plan year under the Questar Plan in accordance with its terms.

3.3 Failure of Eligibility. If the Committee determines, in its sole and absolute discretion, that any Participant no longer qualifies as a member of a select group of management or highly compensated employees of the Employer, the Participant shall cease to be an active Participant in the Plan and future contributions to the Plan made by or on behalf of the Participant shall cease as of the date of such determination by the Committee. The Committee’s determination hereunder shall be final and binding on all persons.

ARTICLE 4

ELECTIONS

4.1 Elections, General. Any deferral election under the Plan and its component Programs shall be made in accordance with Section 409A(a)(4)(B) of the Code and the regulations thereunder.

(a) First Year of Plan Participation. In connection with a Participant’s enrollment in the Plan pursuant to Section 3.2, the Participant shall make an irrevocable election to defer (or not to defer) Compensation in accordance with the terms of the component Programs for which he or she is eligible, which election shall apply to the Plan Year in which the Participant commences participation. A Participant may only elect to defer Compensation with respect to services performed for periods following the date of such election. The Participant’s initial deferral election under this Section 4.1(a) shall continue to apply for all succeeding Plan Years unless and until revoked or modified pursuant to Section 4.1(b), below. If the Participant fails to timely complete, execute and return such forms or other enrollment materials as required by the Committee in accordance with Section 3.2, then the Participant shall be deemed to have elected to make the Deferral Contributions permitted under the 401(k) Supplemental Program for the Plan Year in which the Participant commences participation and shall not be permitted to make any Deferral Contributions under the Deferred Compensation Program for such Plan Year.

In connection with a Participant’s enrollment in the Plan pursuant to Section 3.2, the Participant shall also make the following elections with respect to each Program under the Plan:

(i) Deferred Compensation Program. If eligible to participate in the Deferred Compensation Program for the Plan Year in which the Participant commences participation under the Plan, the Participant shall make an irrevocable election (from the options available under Article 6 below) as to the time and form of payment of all deferrals (in the form of Deferral and/or Matching Contributions) credited to his or her Account under the Deferred Compensation Program for such Plan Year (including earnings thereon). If the Participant fails to make such election, or such election does not meet the requirements of Code Section 409A and related Treasury guidance or regulations, the Participant shall be deemed to have elected to receive a lump sum distribution as soon as legally and administratively practicable following the earliest to occur of the Participant’s (i) Separation from Service, (ii) Disability, or (iii) death. The Participant’s election (or deemed election) shall continue to apply for succeeding Plan Years unless and until the election is modified pursuant to Section 4.1(b), below. Any such modification shall apply prospectively only and shall not apply to deferrals (in the form of Deferral or Matching Contributions) previously credited under the Program (or any earnings thereon).

(ii) 401(k) Supplemental Program. The Participant shall make an irrevocable election as to the time and form of payment of all deferrals (in the form of Deferral an/or Matching Contributions) credited to his or her Account Balance under the 401(k) Supplemental Program from the options available under Section 6 below. Such election shall be irrevocable and shall apply to the Participant’s entire Account Balance under the Program, including all amounts deferred in subsequent Plan Years and any related earnings. If the Participant fails to make such election, or if such election does not meet the requirements of Code Section 409A and related Treasury guidance or regulations, the Participant shall be deemed to have elected to receive a lump sum distribution as soon as legally and administratively practicable following the earliest to occur of the Participant’s (i) Separation From Service, (ii) Disability, or (iii) death.

Notwithstanding any other provision herein and solely with respect to the 2010 Plan Year, each Transferred Employee shall automatically be deemed to have made an election in accordance with this Section 4.1 as to the same time and form of payment with respect to (a) any Deferral or Matching Contributions credited to his or her Account under the Deferred Compensation Program for the 2010 Plan Year and (b) all amounts credited to his or her Account under the 401(k) Supplemental Program for the 2010 Plan Year, as the Transferred Employee had elected under the Questar Plan in accordance with its terms with respect to (x) deferral or matching contributions credited to his or her account under the deferred compensation program for the 2010 plan year and (y) all amounts credited to his or her account under the 401(k) supplemental program for the 2010 plan year, respectively.

(b) Subsequent Plan Years. For each succeeding Plan Year, the Participant may, prior to December 31st of the immediately preceding Plan Year (or such earlier deadline as is established by the Committee in its sole discretion):

(i) make an irrevocable election to initially defer Compensation under the Deferred Compensation Program for succeeding Plan Years, or to modify or revoke his or her existing elections to defer Compensation under either or both of the Programs for succeeding Plan Years. All such elections shall be made in accordance with the terms of the Programs and shall remain in effect for all succeeding Plan Years unless timely revoked or modified by the Participant in accordance with this Section. Any such modification shall apply prospectively only and shall not apply to Compensation previously deferred under either or both of the Programs.

(ii) make an irrevocable election to modify his or her existing election as to the time and form of payment of any future Deferral or Matching Contributions credited to his or her Account Balance (and related earnings) under either or both of the Programs for succeeding Plan Years. Such election shall be made in accordance with the terms of the Deferred Compensation Program and Article 6 below, and shall remain in effect for all succeeding Plan Years unless and until timely modified by the Participant in accordance with this Section. Any such modification shall apply prospectively only and shall not apply to Deferral or Matching Contributions previously credited under the Program (or any earnings thereon).

Any election(s) made in accordance with this Section shall be irrevocable; provided, however, that if the Committee requires Participants to make a deferral election for “performance-based compensation” or “compensation subject to a substantial risk of forfeiture” by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A and related Treasury guidance or regulations, permit a Participant to subsequently change his or her elections for such Compensation no later than the deadlines established by the Committee pursuant to Section 4.1(c) or 4.1(d), below.

(c) Performance-Based Compensation. The Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to Compensation that constitutes “performance-based compensation” (as defined in Treas. Reg. Section 1.409A-1(e)) may be made no later than six (6) months before the end of the performance service period, provided that the Participant performs services continuously from the later of the beginning of the performance period or the date upon which the performance criteria are established through the date upon which the Participant makes a deferral election for such compensation; provided, further that in no event shall an election to defer performance-based compensation be permitted after such compensation has become readily ascertainable. Any deferral election under this Section 4.1(c) shall be made in accordance with Treas. Reg. Section 1.409A-2(a)(8).

(d) Compensation Subject to Risk of Forfeiture. With respect to Compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right to such payment, the Committee may, in its sole discretion, determine that an irrevocable election to defer such Compensation may be made no later than the 30 th day after the Participant obtains the legally binding right to the Compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse. Any deferral election under this Section 4.1(d) shall be made in accordance with Treas. Reg. Section 1.409A-2(a)(5).

4.2 Election Forms. All elections shall be made on forms prepared by the Committee and must be dated, signed, and filed with the Company’s Vice President of Human Resources in order to be valid.

ARTICLE 5

ACCOUNT STATEMENTS

At least once a year within 60 days after the end of each Plan Year, a statement shall be sent to each Participant listing his or her Account Balance for each Program as of the last day of the Plan Year. The statement shall also include the Deferral Contributions made by the Participant to each Program for the Plan Year, along with any Matching Contributions credited to the Participant’s Account Balances and the investment gains or losses (including reinvested dividends) credited during the Plan Year. Such information shall be reflected on a payroll by payroll basis.

ARTICLE 6

DISTRIBUTIONS

6.1 Permissible Times and Forms of Payments. A Participant may elect to receive his or her Account under the Deferred Compensation Program (or relevant portion thereof) or his or her Account under the 401(k) Supplemental Program pursuant to an election form filed in accordance with Article 4 at the following times and in the following forms, provided, however, that the Participant’s Account must be distributed in full within five years of the occurrence of a Distribution Event as set forth below:

(a) Time of Distribution. A Participant may elect to receive a distribution on the date of, or at a designated anniversary date following, the first to occur of the Participant’s Disability, Separation from Service, or death (“Distribution Event”).

(b) Form of Distribution. A Participant may elect to receive a distribution of his or her Account (or any relevant portion of his or her Account under the Deferred Compensation Program) in any of the following forms:

(i) a single lump sum; or

(ii) up to four (4) annual installments.

6.2 Change in Control. Notwithstanding any election made by the Participant under Section 6.1, in the event of a Change in Control, all amounts then credited to the Participant’s Account shall be distributed to the Participant in a single lump sum within 60 days following the date of such Change in Control.

6.3 Calculation of Distributions.

(a) Lump Sum. All lump sum distributions shall be based on the value of the Participant’s Account (or the portion thereof being distributed) as of the last day of the calendar month preceding the payment date.

(b) Installment Distributions. Under an installment payout, the Participant’s first installment shall be equal to a fraction of the balance credited to his or her Account (or the portion of his or her account to be paid in installments) as of the last day of the calendar month preceding such payment, the numerator of which is one and the denominator of which is the total number of installments selected. The amount of each subsequent payment shall be a fraction of the balance in the Participant’s Account (or the portion of his or her account to be paid in installments) as of the last day of the calendar month preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

6.4 Six-Month Delay. Notwithstanding anything to the contrary in the Plan, no distribution shall be made to a Participant under the Plan on account of the Participant’s Separation from Service during the 6-month period following such Separation from Service to the extent that the Company determines that the Participant is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder) at the time of such Separation from Service and that paying such amounts at the time or times indicated in the Plan would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without being subject to such additional taxes, including as a result of the Participant’s death), a lump-sum distribution shall be made to the Participant under the Plan equal to the cumulative amount that would have otherwise been payable to the Participant during such 6-month period.

6.5 Method of Payment. All payments under the Plan shall be made in cash.

ARTICLE 7

ADMINISTRATION

7.1 Committee to Administer and Interpret Plan and Component Programs. The Committee shall administer the Plan and its component Programs and shall have all discretion and power necessary for that purpose. The Committee shall have the discretion, authority, and power to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and its component Programs and (ii) decide or resolve any and all questions as may arise in connection with this Plan and its component Programs, including interpretations of the Plan and its component Programs and determinations of eligibility to participate and to receive distributions under the Plan and its component Programs. Any individual serving on the Committee shall not vote or act on any matter relating solely to himself. When making a determination or calculation, the Committee shall be entitled to rely on information supplied by a Participant, Beneficiary, or the Employer, as the case may be. The Committee shall maintain all records of the Plan and its component Programs.

7.2 Agents. In the administration of this Plan and its component Programs, the Committee may, from time to time, employ agents (including officers and other employees of the Company) and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and its component Programs and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan and its component Programs.

7.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee and any employee to whom duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan and its component Programs, except in the case of willful misconduct by the Committee, any of its members, or any such employee.

7.5 Employer Information. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or Separation from Service of a Participant, as applicable, and such other pertinent information as the Committee may reasonably require.

7.6 Agent for Legal Process. The Committee shall be agent of the Plan and its component Programs for service of all legal process.

ARTICLE 8

CLAIMS PROCEDURE

8.1 Filing a Claim. All claims under this Plan and its component Programs shall be filed in writing by the Participant, his or her Beneficiary, or the authorized representative of either, by completing the procedures that the Committee requires. The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information. All claims shall be filed in writing with the Committee according to the Committee’s procedures no later than one year after the occurrence of the event that gives rise to the claim. If the claim is not filed within the time described in the preceding sentence, the claim shall be barred.

8.2 Review of Initial Claim.

(a) Initial Period for Review of the Claim. The Committee shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Committee to the claimant within a reasonable time after the claim is filed but not later than ninety (90) days after the Committee receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific Plan or Program provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(b) Extension. If the Committee determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed ninety (90) days. The notice shall be given before the expiration of the ninety (90) day period described in Section 8.2(a) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

8.3 Appeal of Denial of Initial Claim. The claimant may request a review upon written application, may review pertinent documents, and may submit issues or comments in writing. The claimant must request a review within a reasonable period of time prescribed by the Committee. In no event shall such a period of time be less than sixty (60) days.

8.4 Review of Appeal.

(a) Initial Period for Review of the Appeal. The Committee shall conduct all reviews of denied claims and shall render its decision within a reasonable time, but not to exceed sixty (60) days from the receipt of the appeal by the Committee. The claimant shall be notified of the Committee’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific Plan or Program provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(b) Extension. If the Committee determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed sixty (60) days. The notice shall be given before the expiration of the sixty (60) day period described in Section 8.4(a) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

8.5 Form of Notice to Claimant. The notice to the claimant shall be given in writing or electronically and shall be written in a manner calculated to be understood by the claimant. If the notice is given electronically, it shall comply with the requirements of Department of Labor Regulation Section 2520.104b-1(c)(1)(i), (iii), and (iv).

8.6 Discretionary Authority of Committee. The Committee shall have full discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan and its component Programs, to construe any and all terms of the Plan and its component Programs, and to find and construe all facts.

ARTICLE 9

AMENDMENT AND TERMINATION OF PLAN

The Board may at any time amend, modify, or terminate this Plan and its component Programs; provided, however, that no such amendment may reduce any Participant’s Account Balances under the Plan or any component Program as it existed prior to the date of such amendment or termination.

ARTICLE 10

ASSUMED ACCOUNTS ATTRIBUTABLE TO TRANSFERRED EMPLOYEES

As of the Effective Date, the Company has assumed all accounts under the Questar Plan with respect to the Transferred Employees (“Assumed Accounts”), and as of the Effective Date, Questar shall have no further liabilities or obligations with respect to the Assumed Accounts. The Assumed Accounts shall be credited to Accounts of the Transferred Employees under this Plan and shall remain subject to the same vesting schedule and elections (including deferral and time and form of payment elections) and beneficiary designations that were controlling under the Questar Plan immediately prior to the Effective Date, until a new election is made in accordance with the terms of this Plan, Code Section 409A and applicable law that by its terms supersedes the applicable prior election made under the Questar Plan.

ARTICLE 11

MISCELLANEOUS

11.1 Source of Payments. Each participating Employer will pay all benefits for its Employees arising under this Plan and its component Programs, and all costs, charges and expenses relating to such benefits, out of its general assets.

11.2 No Assignment or Alienation.

(a) General. Except as provided in subsection (b) below, the benefits provided for in this Plan and its component Programs shall not be anticipated, assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy, execution or other legal or equitable process. Any attempt by any Participant or any Beneficiary to anticipate, assign or alienate any portion of the benefits provided for in this Plan or its component Programs shall be null and void.

(b) Exception: DRO. The restrictions of subsection (a) shall not apply to a distribution to an “alternate payee” (as defined in Code Section 414(p)) pursuant to a “domestic relations order” (“DRO”) within the meaning of Code Section 414(p)(1)(B). The Committee shall have the discretion, power, and authority to determine whether an order is a DRO. Upon a determination that an order is a DRO, the Committee shall direct the Employer to distribute to the alternate payee or payees named in the DRO, as directed by the DRO.

11.3 Beneficiaries. A Participant shall have the right, in accordance with forms and procedures established by the Committee, to designate one or more beneficiaries to receive some or all amounts payable under each of the component Programs after the Participant’s death. The Participant need not designate the same Beneficiary for each Program under the Plan. In the absence of an effective beneficiary designation, all payments shall be made to the beneficiary designated by the Participant (or deemed by law to be designated) under the terms of the Investment Plan.

11.4 No Creation of Rights. Nothing in this Plan or its component Programs shall confer upon any Participant the right to continue as an Employee of an Employer. The right of a Participant to receive a cash distribution shall be an unsecured claim against the general assets of his or her Employer. Nothing contained in this Plan or its component Programs nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, Beneficiaries, or any other persons. All Accounts under the Plan and its component Programs shall be maintained for bookkeeping purposes only and shall not represent a claim against specific assets of any Employer.

11.5 Furnishing Information. A Participant or his or her Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and its component Programs and the payment of benefits thereunder.

11.6 Payments to Incompetents. If the Committee determines in its discretion that a benefit under this Plan or any of its component Programs is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan and its component Programs for such payment amount.

11.7 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

11.8 Code Section 409A Savings Clause. The payments and benefits provided under the Plan and its component Programs are intended to be compliant with the requirements of Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, including, without limitation, Article 9 hereof, in the event that the Company reasonably determines that any payments or benefits hereunder are not either exempt from or compliant with the requirements of Section 409A of the Code, the Company shall have the right adopt such amendments to this Plan and its component Programs or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, to preserve the economic benefits with respect to such payments and benefits, and/or (ii) to exempt such payments and benefits from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 11.8 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Participant for any failure to do so.

11.9 Attorney Fees; Interest. The Company agrees to pay as incurred, to the full extent permitted by law all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant, or others following a Change in Control regarding the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. The foregoing right to legal fees and expenses shall not apply to any contest brought by a Participant (or other party seeking payment under the Plan) that is found by a court of competent jurisdiction to be frivolous or vexatious. To the extent that any payments or reimbursements provided to the Participant under this Section are deemed to constitute compensation to the Participant, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any payments or expense reimbursements that constitute compensation in one year shall not affect the amount of payments or expense reimbursements constituting compensation that are eligible for payment or reimbursement in any subsequent year, and the Participant’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

11.10 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant’s benefits under this Plan or any of its component Programs becomes subject to federal income tax with respect to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable, or such lesser amount as may be permitted by Code Section 409A. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit or such lesser amount as may be permitted by Code Section 409A (which amount shall not exceed a Participant’s unpaid Account Balances). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan and its component Programs. Any distribution under this Section 11.10 must meet the requirements of Code Section 409A and related Treasury guidance or Regulations.

11.11 Governing Law. To the extent not preempted by federal law, this Plan and its component Programs shall be governed by the laws of the State of Colorado without regard to conflicts of law principles.

[Signature Page Follows]

I hereby certify that this QEP Resources, Inc. Deferred Compensation Wrap Plan was duly adopted by the Board of Directors of QEP Resources, Inc. on June 12, 2010.

Executed on this 12 day of June, 2010.

By:	/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit A

DEFERRED COMPENSATION PROGRAM

a component Program of the

QEP Resources, Inc. Deferred Compensation Wrap Plan

QEP RESOURCES, INC.

DEFERRED COMPENSATION PROGRAM

ARTICLE 1

INTRODUCTION

1.1 Establishment of Program. The Company hereby establishes this Deferred Compensation Program under the Wrap Plan, as of the Effective Date. Unless otherwise defined herein, all capitalized terms herein shall the meanings set forth in the QEP Resources, Inc. Deferred Compensation Wrap Plan.

1.2 Purpose. The purposes of the Deferred Compensation Program are (i) to provide Participants with the opportunity to defer receipt of up to a specified portion of their annual Compensation in order to reduce current taxable income and to provide for future retirement needs, and (ii) to provide a benefit to each Participant approximately equal to the benefit the Participant would have received under the Investment Plan if the Participant did not elect to defer Compensation under the Deferred Compensation Program but instead contributed an applicable portion of such amount to the Investment Plan.

ARTICLE 2

PARTICIPATION; ELECTIONS

2.1 Participation. Each Eligible Employee shall participate in the Deferred Compensation Program at the time set forth in Article 3 of the Wrap Plan.

2.2 Elections. Each Participant shall make elections with regard to the deferral of Compensation and the time and form of payments under the Deferred Compensation Program in accordance with Articles 4 and 6 of the Wrap Plan.

ARTICLE 3

DEFERRAL CONTRIBUTIONS

Each Plan Year, a Participant, electing to defer Compensation under the Deferred Compensation Program for such Plan Year, must defer a minimum of $5,000 and may defer up to a maximum of 50% of his or her Compensation for such Plan Year.

ARTICLE 4

MATCHING CONTRIBUTIONS

4.1 Amount of Matching Contributions. A Participant who makes Deferral Contributions to the Deferred Compensation Program for a Plan Year shall be entitled to a Matching Contribution on six (6) percent of the Deferral Contributions for that Plan Year. The Matching Contribution shall be determined on the same basis as matching contributions are determined for the Investment Plan for that Plan Year and substituting the Deferral Contributions made pursuant to the Deferred Compensation Program as the Participant’s “Compensation” under the Investment Plan.

4.2 Vesting. A Participant shall be vested in the portion of his or her Account attributable to Matching Contributions to the same extent as such Participant is vested in any matching contributions under the Investment Plan.

ARTICLE 5

ACCOUNTS; DEEMED INVESTMENTS

5.1 Accounts. The Committee shall establish an Account for each Participant with at least three sub-accounts as follows:

(a) a Deferred Compensation Sub-Account which shall reflect all Deferral Contributions made by the Participant for each Plan Year, minus amounts placed in the Participating Deferral Sub-Account, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein;

(b) a Participating Deferral Sub-Account which shall reflect the portion of the Deferral Contributions made by the Participant for each Plan Year for which the Participant receives a Matching Contribution under the Deferred Compensation Program, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein; and

(c) a Matching Contribution Sub-Account which shall reflect all Company Matching Contributions made under the Deferred Compensation Program for each Plan Year, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein.

The Committee shall establish such other sub-accounts as it deems necessary or desirable for the proper administration of the Deferred Compensation Program. Amounts deferred by a Participant under the Deferred Compensation Program shall be credited to the Participant’s Account and relevant sub-account as soon as administratively practicable after the amounts would have otherwise been paid to the Participant.

5.2 Status of Accounts. Accounts and sub-accounts established hereunder shall be record-keeping devices utilized for the sole purpose of determining benefits payable under the Deferred Compensation Program, and will not constitute a separate fund of assets but shall continue for all purposes to be part of the general, unrestricted assets of the Employer, subject to the claims of its general creditors.

5.3 Deemed Investment of Amounts Deferred.

(a) Participating Deferral and Matching Contribution Sub-Account. The Participant’s Participating Deferral and Matching Contribution Sub-Account shall be deemed invested in shares of Common Stock purchased at Fair Market Value on the date(s) on which the Deferral Contributions or Matching Contributions are credited to the Participant’s Account. In addition, the Participant’s Participating Deferral and Matching Contribution Sub-Account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends. Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at Fair Market Value on the dividend payment date.

(b) Deferred Compensation Sub-Account. In connection with his or her enrollment in the Deferred Compensation Program, a Participant may elect to have earnings, gains, or losses with respect to his or her Deferred Compensation Sub-Account calculated based on the deemed investment alternatives below, in increments of 25%, 50%, 75%, or 100%. In the event the Participant fails to make an election regarding the deemed investment of his or her Deferred Compensation Sub-Account, the Participant shall be deemed to have elected to invest 100% of his or her Deferred Compensation Sub-Account in the Common Stock Option (as described below). The Participant’s investment election shall continue in effect unless and until modified by the Participant. Any such modification shall apply prospectively only and shall not apply to amounts previously deferred under the Deferred Compensation Program (and related earnings). Any such modification must be made effective as of the first day of a Plan Year, and must be made prior to the first day of such Plan Year.

(i) Common Stock Option. Any portion of the Deferred Compensation Sub-Account deemed invested under this option (the “Common Stock Option”) shall be accounted for as if invested in shares of Common Stock purchased at Fair Market Value on the date on which a Deferral Contribution is credited to the Participant’s Account. The Participant’s Deferred Compensation Sub-Account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends. Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at Fair Market Value on the dividend payment date.

(ii) Treasury Note Option. Any portion of the Deferred Compensation Sub-Account deemed invested under this option (the “Treasury Note Option”) shall be credited with interest at a monthly rate calculated by dividing by 12 the sum of 100 basis points plus the rate for the appropriate 10-Year Treasury Note as quoted in the Wall Street Journal under “Consumer Savings Rates” on the Thursday closest to the end of the month or other published source of such rates as identified by the Company’s Treasury department. The appropriate 10-Year Treasury Note shall be the Note that is the closest (in terms of months) to the date on which the interest is credited. The interest deemed to be credited to each Deferred Compensation Sub-Account shall be based on the amount credited to such Account at the beginning of each particular month.

5.4 Assumed Accounts. Except as provided below, upon the Effective Date, the Assumed Accounts shall be subject to the same investment elections, and deemed invested in the same investment options, that were controlling under the Deferred Compensation Program of the Questar Plan immediately prior to the Effective Date until a new election is made in accordance with the terms of the Deferred Compensation Program that by its terms supersedes the prior election. Notwithstanding the preceding sentence, the following additional provisions shall apply to the deemed investment of the Assumed Accounts:

(a) Questar Common Stock Fund. With respect to each Transferred Employee, any Assumed Accounts that, immediately prior to the Effective Date, were deemed invested in the Questar Common Stock Fund under the Deferred Compensation Program of the Questar Plan, initially will be credited to the Questar Common Stock Fund under the Deferred Compensation Program as of the Effective Date, subject to adjustment as provided in paragraph (c) below.

(b) Questar Treasury Note Option. With respect to each Transferred Employee, any Assumed Accounts that, immediately prior to the Effective Date, were deemed to invested in the treasury note option under the Deferred Compensation Program of the Questar Plan, initially will be credited to the Treasury Note Option under the Deferred Compensation Program as of the Effective Date.

(c) Adjustments to Questar Common Stock Fund. With respect to the Assumed Accounts initially credited to the Questar Common Stock Fund under the Deferred Compensation Program pursuant to paragraph (a) above, each phantom share of Questar common stock credited to the Questar Common Stock Fund on behalf of each Transferred Employee on the Effective Date shall be converted, as of the Effective Date, into phantom shares of the Company’s Common Stock and phantom shares of Questar common stock and reallocated as follows:

(i) The number of phantom shares of the Company’s Common Stock shall be equal to the number of shares of the Company’s Common Stock to which the Transferred Employee would have been entitled on the Effective Date had the phantom shares of Questar common stock represented actual shares of Questar common stock as of the Record Date, the resulting number of phantom shares of the Company’s Common Stock being rounded down to the nearest whole unit.

(ii) The resulting number of phantom shares of the Company’s Common Stock shall automatically be transferred from the Questar Common Stock Fund and credited to the Common Stock Option, effective as of the Effective Date.

(iii) The resulting number of phantom shares of Questar common stock shall remain in the Questar Common Stock Fund, effective as of the Effective Date, and shall be accounted for as if invested in shares of Questar common stock with the applicable sub-account credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Questar common stock had been made, with such dividends accounted for as if invested in Questar common stock as of the payable date for such dividends. Any credited shares of Questar common stock treated as if they were purchased with dividends shall be deemed to have been purchased at fair market value on the dividend payment date. Following the Effective Date, each Transferred Employee shall reallocate all Assumed Accounts deemed invested in the Questar Common Stock Fund into either the Common Stock Option or the Treasury Note Option no later than December 31, 2011; provided, that any Assumed Accounts that remain deemed invested in the Questar Common Stock Fund as of December 31, 2011 shall automatically be reallocated into the Common Stock Option as of such date. In no event shall any deemed investment allocations be permitted into the Questar Common Stock Fund on or after the Effective Date.

Capitalized terms used in this 5.4 that are not defined in this Deferred Compensation Program or the Plan shall have the meaning set forth in that certain Employee Matters Agreement, by and between Questar Corporation and the Company, dated as of June 14, 2010).

ARTICLE 6

DISTRIBUTIONS

All distributions of a Participant’s Account under the Deferred Compensation Program shall be made in accordance with the Participant’s election(s) (or deemed election(s)) under Articles 4 and 6 of the Wrap Plan.

Exhibit B

401(k) SUPPLEMENTAL PROGRAM

a component Program of the

QEP Resources, Inc. Deferred Compensation Wrap Plan

QEP RESOURCES, INC.

401(k) SUPPLEMENTAL PROGRAM

ARTICLE 1

INTRODUCTION

1.1 Establishment of Program. The Company hereby establishes this 401(k) Supplemental Program under the Wrap Plan, as of the Effective Date. Unless otherwise defined herein, all capitalized terms herein shall the meanings set forth in the QEP Resources, Inc. Deferred Compensation Wrap Plan.

1.2 Purpose. The purpose of the 401(k) Supplemental Program is to provide a benefit to a Participant approximately equal to the benefit that the Participant would have received under the Investment Plan if the Compensation Limit were inapplicable.

ARTICLE 2

PARTICIPATION; ELECTIONS

2.1 Participation. Each Eligible Employee shall participate in the 401(k) Supplemental Program at the time set forth in Article 3 of the Wrap Plan.

2.2 Elections. Each Participant shall make elections with regard to the deferral of Compensation and the time and form of payments under the 401(k) Supplemental Program in accordance with Articles 4 and 6 of the Wrap Plan.

ARTICLE 3

DEFERRAL CONTRIBUTIONS

Each Plan Year, a Participant electing to defer Compensation under the 401(k) Supplemental Program must defer 6% of his or her Compensation in excess of the Compensation Limit for such Plan Year.

ARTICLE 4

MATCHING CONTRIBUTIONS

4.1 Amount of Matching Contributions. A Participant who makes Deferral Contributions to the 401(k) Supplemental Program for a Plan Year shall be entitled to a Matching Contribution for such Plan Year in an amount determined on the same basis as matching contributions are determined for the Investment Plan, except that such Matching Contribution shall be based solely on Compensation in excess of the Compensation Limit.

4.2 Vesting. A Participant shall be vested in the portion of his or her Account attributable to Matching Contributions to the same extent as such Participant is vested in any matching contributions under the Investment Plan.

ARTICLE 5

ACCOUNTS; DEEMED INVESTMENTS

5.1 Accounts. The Committee shall establish an Account and sub-accounts for each Participant as are necessary for the proper administration of the 401(k) Supplemental Program. Such Accounts shall reflect Deferrals Contributions and Matching Contributions made by or on behalf of the Participant, together with any adjustments for income, gain or loss and any payments from the Account as provided herein. Deferral Contributions and related Matching Contributions shall be credited to the Participant’s Account as soon as administratively practicable after the Deferral Contribution would have otherwise been paid to the Participant.

5.2 Status of Accounts. Accounts and sub-accounts established hereunder shall be record-keeping devices utilized for the sole purpose of determining benefits payable under the 401(k) Supplemental Program, and will not constitute a separate fund of assets but shall continue for all purposes to be part of the general, unrestricted assets of the Employer, subject to the claims of its general creditors.

5.3 Deemed Investment in Company Stock. The Participant’s Account shall be deemed invested in shares of Common Stock (the “Common Stock Fund”) and shall be accounted for as if invested in shares of Common Stock purchased at Fair Market Value on the date(s) on which the Deferral Contributions or Matching Contributions are credited to the Participant’s Account. In addition, the Participant’s Account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends. Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at Fair Market Value on the dividend payment date.

5.4 Assumed Accounts. Except as provided below, upon the Effective Date, the Assumed Accounts shall be subject to the same investment elections, and deemed invested in the same investment options, that were controlling under the 401(k) Supplemental Program of the Questar Plan immediately prior to the Effective Date until a new election is made in accordance with the terms of the 401(k) Supplemental Program that by its terms supersedes the prior election. Notwithstanding the preceding sentence, the following additional provisions shall apply to the deemed investment of the Assumed Accounts:

(a) Questar Common Stock Fund. With respect to each Transferred Employee, any Assumed Accounts that, immediately prior to the Effective Date, were deemed invested in the Questar Common Stock Fund under the 401(k) Supplemental Program of the Questar Plan, initially will be credited to the Questar Common Stock Fund under the 401(k) Supplemental Program as of the Effective Date, subject to adjustment as provided in paragraph (b) below.

(b) Adjustments to Questar Common Stock Fund. With respect to the Assumed Accounts initially credited to the Questar Common Stock Fund under the 401(k) Supplemental Program pursuant to paragraph (a) above, each phantom share of Questar common stock credited to the Questar Common Stock Fund on behalf of each Transferred Employee on the Effective Date shall be converted, as of the Effective Date, into phantom shares of the Company’s Common Stock and phantom shares of Questar common stock and reallocated as follows:

(i) The number of phantom shares of the Company’s Common Stock shall be equal to the number of shares of the Company’s Common Stock to which the Transferred Employee would have been entitled on the Effective Date had the phantom shares of Questar common stock represented actual shares of Questar common stock as of the Record Date, the resulting number of phantom shares of the Company’s Common Stock being rounded down to the nearest whole unit.

(ii) The resulting number of phantom shares of the Company’s Common Stock shall automatically be transferred from the Questar Common Stock Fund and credited to the Common Stock Fund, effective as of the Effective Date.

(iii) The resulting number of phantom shares of Questar common stock shall remain in the Questar Common Stock Fund, effective as of the Effective Date, and shall be accounted for as if invested in shares of Questar common stock with the applicable sub-account credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Questar common stock had been made, with such dividends accounted for as if invested in Questar common stock as of the payable date for such dividends. Any credited shares of Questar common stock treated as if they were purchased with dividends shall be deemed to have been purchased at fair market value on the dividend payment date. Following the Effective Date, each Transferred Employee shall reallocate all Assumed Accounts deemed invested in the Questar Common Stock Fund into the Common Stock Fund no later than December 31, 2011; provided, that any Assumed Accounts that remain deemed invested in the Questar Common Stock Fund as of December 31, 2011 shall automatically be reallocated into the Common Stock Fund as of such date. In no event shall any deemed investment allocation be permitted into the Questar Common Stock Fund on or after the Effective Date.

Capitalized terms used in this 5.4 that are not defined in this 401(k) Supplemental Program or the Plan shall have the meaning set forth in that certain Employee Matters Agreement, by and between Questar Corporation and the Company, dated as of June 14, 2010).

ARTICLE 6

DISTRIBUTIONS

All distributions of a Participant’s Account under the 401(k) Supplemental Program shall be made in accordance with the Participant’s election(s) (or deemed election(s)) under Articles 4 and 6 of the Wrap Plan.

B-4